Exhibit 32.2

Chief Executive Officer's Certification Pursuant To
Section 1350

(furnished, but not filed)

In connection with the Annual Report of Boomerang Systems, Inc. (the Company) on Form 10-K for the fiscal year ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Joseph r. Bellantoni, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOSEPH R. BELLANTONI

Joseph R. Bellantoni
Chief Executive Officer and Director
January 12, 2010

A signed original of this written statement required by Section 906 has been provided to Boomerang Systems, Inc. and will be retained by Boomerang Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.